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                                                                    Exhibit 3.11

                            ARTICLES OF INCORPORATION

                                       OF

                          WASCO INSURANCE AGENCY, INC.


     The undersigned, being a natural person of the age of eighteen years or more, for the purposes of forming a corporation under "The General and Business Corporation Law of Missouri", does hereby adopt the following Articles of
Incorporation:

     FIRST. The name of the corporation is:

                          WASCO INSURANCE AGENCY, INC.

     SECOND. The address of its initial registered office in the State of Missouri is 2107 Grand Avenue, Kansas City, Missouri 64108, and the name of its initial registered agent at such address is Ralph L. Wright.

     THIRD. The aggregate number of shares which the corporation shall have authority to issue shall be thirty thousand (30,000) shares of common stock, of the par value of $1.00 per share.

     Shareholders of the corporation shall have full preemptive rights. In the event the corporation hereafter issues additional common stock, or securities convertible into common stock, which are subject to the preemptive rights of the holders of shares of common stock then each of the holders of holders of common stock as of such record date (not exceeding fifty days preceding the date for the allotment of rights) as shall be fixed therefor by the board of directors, shall have the preemptive right to subscribe for and to purchase at the issue price fixed therefor by the board of directors an amount of such shares of common stock or securities convertible into common stock, which are then proposed to be issued, in the proportion that the number of shares of common stock held by him bears to the total number of shares of common stock outstanding on such record date. The board of directors by resolution may fix the period within which such right may be exercised, which period, however, shall extend for not less than seven days nor more than thirty-one days after notice of such right is mailed to the shareholders. Unless such right be exercised within such period, such right shall, upon the expiration of such period, be deemed to be terminated for all purposes in respect of the common stock, or securities convertible into common stock, then proposed to be issued.

     FOURTH. The name and place of residence of the incorporator is as follows:

               Name                     Residence
               ----                     ---------
           Ralph L. Wright   2112 Brookwood Road, Shawnee Mission, Kansas 66208.

     FIFTH. The number of directors to constitute the first board of directors of the corporation is three (3). Thereafter the number of directors shall be fixed by, or in the manner provided in, the bylaws of the corporation. Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days of such change, or within such other period, if any, as may then be required by law. Directors need not be shareholders unless the bylaws require them to be shareholders.

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     The persons to constitute the first board of directors, each of whom shall hold office until the first annual meeting of the shareholders or until his successor shall have been elected and qualified, are as follows:

                         Joseph C. Grissom
                         Herbert D. Froemming
                         Ralph L. Wright

     SIXTH. The duration of the corporation is perpetual.

     SEVENTH. This corporation is formed for the following purposes:

     (a) To engage in the business of acting as agent or broker in the writing of marine, fire, life, accident, fidelity, liability and all other kind of insurance and reinsurance; acting as a reinsurance broker or intermediary; acting for insurance companies in soliciting and receiving applications for insurance and reinsurance of all kinds, in collecting premiums and in doing such other business as may be delegated to agents by such companies; and conducting a general insurance agency and insurance brokerage business.

     (b) To buy, lease, rent or otherwise acquire, own, hold, use, divide, partition, develop, improve, operate and sell, lease, mortgage or otherwise dispose of, deal in and turn to account real estate, leaseholds and any and all interests or estates therein or appertaining thereto; and to construct, manage, operate, improve, maintain and otherwise deal with buildings, structures and improvements situated or to be situated on any real estate or leasehold.

     (c) to engage in any mining, manufacturing, chemical, metallurgical, processing or related business, and to buy, lease, construct or otherwise acquire, own, hold, use, sell, lease, mortgage or otherwise dispose of, plants, works, facilities and equipment therefor.

     (d) To buy, utilize, lease, rent, import, export, manufacture, produce, design, prepare, assemble, fabricate, improve, develop, sell, mortgage, pledge, hypothecate, distribute and otherwise deal in at wholesale, retail or otherwise, and as principal, agent or otherwise, all commodities, goods, wares, merchandise, machinery, tools, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind without limitation as to description, location or amount.

     (e) To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of:

          1. Any and all inventions, devices, processes and formulae and any improvements and modifications thereof;

          2. Any and all letters patent of States or of any other country, state or locality, and all rights connected therewith or appertaining thereto;

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          3. Any and all copyrights granted by the United States or any other country, state or locality;

          4. Any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state or locality; and to conduct and carry on its business in any or all of its various branches under any trade name or trade names.

     (f) To engage in, carry on and conduct research, experiments, investigations, analyses, studies and laboratory work, for the purpose of discovering new products or to improve products, articles and things, and to buy, construct or otherwise acquire, own, operate, maintain, lease, sell, mortgage or otherwise dispose of, laboratories and similar facilities , plants and any and all other establishments, and to procure, construct, own, use, hold and dispose of all necessary equipment in respect thereof, for the purposes aforesaid.

     (g) To enter into any lawful contract or contracts with persons, firms, corporations, other entities, governments or any agencies or subdivisions thereof, including guaranteeing the performance of any contract or any obligation of any person, firm, corporation or other entity.

     (h) To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate or person whatsoever, deemed to be of benefit to the corporation, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the corporation.

     (i) To purchase or otherwise acquire, hold, sell, pledge, reissue, transfer or otherwise deal in, shares of the corporation's own stock, provided that it shall not use its funds or property for the purchase of its own shares of stock when such use would be prohibited by law, by the articles of incorporation or by the bylaws of the corporation; and provided, further, that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

     (j) To invest, lend and deal with moneys of the corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the corporation, by subscription or otherwise, and to invest in, to hold for investment or for any other purpose, and to use, sell, pledge or otherwise dispose of, and in general to deal in any interest concerning or enter into any transaction with respect to (including "long" and "short" sales of) any stocks, bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality, corporation, association or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

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     (k) To borrow or raise money for any purpose of the corporation and to secure any loan, indebtedness or obligation of the corporation and the interest accruing thereon, and for that or any other purpose to mortgage, pledge, hypocate or charge all or any part of the present or hereafter acquired property, rights and franchises of the corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

     (l) To do any or all of the things hereinabove enumerated alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

     (m) To have one or more offices, to conduct its business, carry on its operations and promote its objects within and without the State of Missouri and anywhere in the world, without restriction as to place, manner or amount, but subject to the laws applicable thereto; and to do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, either alone or in company with others.

     (n) In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the corporation as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of general and business corporations organized for profit thereunder; provided, however, that the corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

     None of the purposes and powers specified in any of the paragraphs of this Article SEVENTH shall be in any way limited or restricted by reference to or inference from the terms of any other paragraph, and the purposes and powers specified in each of the paragraphs of this Article SEVENTH shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this Article SEVENTH shall not be construed to restrict in any manner the general purposes and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes or powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this corporation has power to exercise, whether expressly by the laws of the State of Missouri, now or hereafter in effect, or impliedly by any reasonable construction of such laws.

     EIGHTH. (a) Except as may be otherwise specifically provided by statute, or the articles of incorporation or the bylaws of the corporation, as from time to time amended, all powers of management, direction and control of the corporation shall be, and hereby are, vested in the board of directors.

     (b) The bylaws of the corporation may from time to time be altered, amended, suspended or repealed, or new bylaws may be adopted, in any of the


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following ways: (i) by the affirmative vote, at any annual or special meeting of the shareholders, of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote; or (ii) by resolution adopted by a majority of the full board of directors at a meeting thereof; or (iii) by unanimous written consent of all the shareholders or all the directors in lieu of a meeting; provided, however, that the power of the directors to alter, amend, suspend or repeal the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

     (c) The corporation may agree to the terns and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws or otherwise may agree to indemnify and protect any director, officer, employee or agent to the extent permitted by the laws of Missouri.

     NINTH. Insofar as it is permitted under the laws of Missouri and except as may be otherwise provided by the bylaws of the corporation, no contract or other transaction between this corporation and any other firm or corporation shall be affected or invalidated solely by reason of the fact that any director of officer of this corporation is interested in, or is a member, shareholder, director or officer of such other firm or corporation; and any director or officer of this corporation, individually or jointly with one or more other directors or officers of this corporation, may be a party to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested, and no such contract or transaction shall be invalidated thereby.

     TENTH. The directors shall have power to hold their meetings and to keep the books (except any books required to be kept in the State of Missouri, pursuant to the laws thereof) at any place within or without the State of Missouri.

     ELEVENTH. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner of such shares and of all rights derived from such shares for all purposes. The corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person", a purchaser, pledgee, assignee or tranferee of such shares or rights, unless and until such person becomes the registered holder of such shares, and the foregoing shall apply whether or not the corporation shall have either actual or constructive notice of the interest of such person.

     TWELFTH. The corporation reserves the right to alter, amend or repeal any provision contained in its articles of incorporation in the manner now or hereafter prescribed by the statutes of Missouri, and all rights and powers conferred herein are granted subject to this reservation; and, in particular, the corporation reserves the right and privilege to amend its articles of incorporation from time to time so as to authorize other or additional classes of shares (including preferential shares), to increase or decrease the number of shares of any class now or hereafter authorized, to establish, limit or deny to shareholders of any class the right to purchase or subscribe for any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services


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or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures or securities or stock convertible into shares of stock of the corporation or carrying or evidencing any right to purchase shares of stock of any class, and to vary the preferences, priorities, special powers, qualifications, limitations, restrictions and the special or relative rights or other characteristics in respect of the shares of each class, and to accept and avail itself of, or subject itself to, the provisions of any statutes of Missouri hereafter enacted pertaining to general and business corporations, to exercise all the rights, powers and privileges conferred upon corporations organized thereunder or accepting the provisions thereof and to assume the obligations and duties imposed therein, upon the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon, or, in the event the laws of Missouri require a separate vote by classes of shares, upon the affirmative vote of the holders of a majority of the shares of each class whose separate vote is required thereon.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 11th day of January, 1978.

                                          /s/ Ralph L. Wright
                                          --------------------------------------
                                          Ralph L. Wright


STATE OF MISSOURI )
                  )  SS.
COUNTY OF JACKSON )

     I, [illegible], a Notary Public, do hereby certify that on the 11th day of January, 1978, personally appeared before me Ralph L. Wright, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                             /s/ [illegible]
                                  ----------------------------------------------
                                                Notary Public

[NOTARIAL SEAL]

My commission expires May 25, 1980.